UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005

ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	001-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio 43054

(Address of principal executive offices) (Zip Code)

(614) 283-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Abercrombie & Fitch Co. (“A&F”) appointed Michael W. Kramer (“Kramer”) as Senior Vice President and Chief Financial Officer of A&F, effective August 8, 2005 (the “Kramer Employment Date”).

     Kramer will serve at the pleasure of A&F’s Board of Directors. Prior to accepting A&F’s offer of employment, Kramer had no business relationship or transactions with A&F or its subsidiaries reportable for purposes of Item 404(a) of SEC Regulation S-K.

     Kramer, who is 41, served as Chief Financial Officer, Apple Retail for Apple Computer, Inc. since April 2001. Prior thereto, he served as Vice President, Assistant Corporate Controller of Gateway, Inc. from April 2000 to March 2001. Prior thereto, he served as Controller, Lane Bryant Division from October 1998 to September 1999 and then acting Chief Financial Officer, Lane Bryant Division from October 1999 to March 2000, in each case for The Limited, Inc. (now known as Limited Brands, Inc.). Kramer is a Certified Public Accountant. There are no family relationships between Kramer and any of the directors or other executive officers of A&F.

     The following is a summary of the material terms of Kramer’s compensation arrangements with A&F.

     Kramer will receive an annual base salary of $500,000, which will be reviewed in March 2006. If A&F terminates Kramer’s employment for any reason (other than resignation by Kramer, termination by A&F for cause or by reason of Kramer’s death or disability) within 12 months of the Kramer Employment Date, A&F will continue to pay Kramer’s base salary for a period of 12 months following the termination date.

     Kramer will be paid a sign-on bonus in the amount of $50,000, less applicable taxes (the “Sign-On Bonus”). If Kramer voluntarily resigns during his first 12 months of employment with A&F or is terminated for gross misconduct, he will be required to reimburse A&F for the full amount of the Sign-On Bonus.

     On the Kramer Employment Date, Kramer will be granted non-qualified stock options (“Options”) covering 25,000 shares of Class A Common Stock of A&F and 30,000 Restricted Stock Units under the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan. The Options will have an exercise price equal to the opening price of the A&F Class A Common Stock on the New York Stock Exchange on the Kramer Employment Date and generally will become exercisable in four equal annual installments on the first, second, third and fourth anniversaries of the grant date, subject to Kramer’s continued employment. Generally, the Restricted Stock Units will vest as to 10% on the grant date, as to 20% on the first anniversary of the grant date, as to 30% on the second anniversary of the grant date and as to 40% on the third anniversary of the grant date, subject to Kramer’s continued employment.

     Kramer will also be eligible to participate in the Abercrombie & Fitch Co. Incentive Compensation Performance Plan, in the annual performance-based portion of A&F’s restricted share program, in A&F’s qualified and nonqualified retirement plans, and in A&F’s relocation, medical, dental, life and disability insurance plans and other fringe benefit programs, each on substantially the same terms as similarly situated executive officers of A&F.

     A copy of the news release issued by A&F on July 7, 2005, announcing, among other things, Kramer’s appointment (the “July 7, 2005 Release”) is included as Exhibit 99.1 to this Current Report on Form 8-K. The information related to Kramer included in the July 7, 2005 Release is incorporated herein by reference.

Item 7.01.   Regulation FD Disclosure.

     The July 7, 2005 Release also reported net sales and comparable store sales information for the five-week period ended July 2, 2005 and net sales and comparable store sales information for the fiscal year-to-date. The financial information included in the July 7, 2005 Release is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

     (c)   Exhibits:

     The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News release issued by Abercrombie & Fitch Co. on July 7, 2005

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signatures on following page.]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: July 13, 2005	By:	/s/ Robert S. Singer
Robert S. Singer President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release issued by Abercrombie & Fitch Co. on July 7, 2005